                                                                           EX-21
                     Subsidiaries of Sunterra Corporation



               Name                          Jurisdiction of Organization
               ----                          ----------------------------
 AKGI Lake Tahoe Investments, Inc.                            CA
 AKGI Poipu Investments, Inc.                                 CA
 AKGI St. Maarten, N.V., Inc.                                 DE and N.A.
 All Seasons Properties, Inc.                                 AZ
 All Seasons Realty, Inc.                                     AZ
 All Seasons Resorts, Inc. (AZ)                               AZ
 All Seasons Resorts, Inc. (TX)                               TX
 Alpine Apartments Hotel LmbH                                 Austria
 Andalucian Realty Limited                                    UK
 Argosy Grand Beach, Inc.                                     GA
 Argosy Hilton Head, Inc.                                     SC
 Argosy Partners, Inc.                                        GA
 Argosy/KGI Grand Beach Investment Partnership                CA
 Argosy/KGI Poipu Investment Partnership, L.P.:               HI
 Argosy/KGI Port Royal Partners General Partnership           SC
 ASR Realty-Northbay, Inc.                                    CA
 AVCOM International, Inc.                                    DE
 Benal Holdings Limited                                       Gibraltar
 Benal Management Limited                                     Gibraltar
 Berkeley Four Seasons Vacations, Inc.                        FL
 Berkeley Resorts Management Corp.                            NJ
 Blue Bison Funding Corporation                               DE
 Broom Park Estates Ltd                                       UK
 Canaryroute Limited (f/k/a LSI Travel Club)                  UK
 Carmen de Lanzarote SL                                       Canary Islands
 Club Sunterra, Inc.                                          FL
 Collie Inversion Inmobilario Santa Cruz SL                   Spain
 Cotiempo SL                                                  Spain
 Design Internationale-RMI, Inc.                              FL
 Dutch Elm Holdings, Inc.                                     NV
 Dutch Elm, LLC                                               NV
 Fairweather Holdings, Inc.                                   NV
 Fairweather, LLC                                             NV
 First National Trustee Company (UK) Limited                  Wales
 Flanesford Holdings Limited                                  UK
 Flanesford Management Limited                                UK
 Flanesford Management Limited                                UK
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               Name                          Jurisdiction of Organization
               ----                          ----------------------------
 Flanesford Priory Limited                                    UK
 Floriana Holdings Limited                                    Gibraltar
 Floriana Management Limited                                  Gibraltar
 George Acquisition Subsidiary, Inc.                          NV
 Global Management Services Ltd                               Isle of Man
 Grand Beach Partners, L.P.                                   CA
 Grand Beach Resort Condominium Association, Inc.             FL
 Grand Beach Resort, Limited Partnership                      GA
 Grand Vacation Club Limited                                  UK
 Grand Vacation Management Limited                            Jersey
 Great Cruz Villlas Partnership                               U.S.V.I.
 Great Western Financial Resources, Inc.                      AZ
 Greensprings Associates joint venture                        VA
 Greensprings Plantation Resort, Inc.                         VA
 Harich Tahoe Development General Partnership                 NV
 Hellene                                                      Gibraltar
 Hewicoon SL                                                  Spain
 International Resort Marketing, Inc.                         FL
 International Timeshares, Inc.                               FL
 Kabushiki Gaisha Kei, LLC:                                   CA
 Kenmore Club Ltd                                             Scotland
 KGI Grand Beach Investments, Inc.                            CA
 KGI Port Royal, Inc.                                         SC
 KGK Investors, Inc.                                          CA
 KGK Lake Tahoe Development, Inc.                             CA
 KGK Partners, Inc.                                           CA
 KK Sunterra Japan                                            Japan
 Labrador Inversions Inmobiliaries Costa                      Spain
 Lake Tahoe Resort Partners, LLC                              CA
 Lakewood Development, Inc.                                   NV
 Los Amigos Beach Club Limted                                 Isle of Man
 Los Amigos Beach Club Management Limted                      Isle of Man
 LS Financial Services Limited                                UK
 LS International Resort Management Limited                   UK
 LS Interval Ownership Limited                                UK
 LSI (Wychnor Park) Limited                                   UK
 LSI Developers, Ltd                                          UK
 LSI Portugal, Clube de Ferias                                Portugal
 LSI Properties Ltd                                           UK
 LSI Travel Club Limited                                      UK
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               Name                          Jurisdiction of Organization
               ----                          ----------------------------
 Marc Hotels & Resorts, Inc.                                  HI
 Mazatlan Development Inc.                                    WA
 Member Privileges International, Inc.                        CA
 Menorca Leisure Limited                                      UK
 Mercadotecnia de Hospedaje S.A. de C.V.                      Mexico
 MMG Development Corp                                         FL
 MMG Holding Corp.                                            FL
 Octopus GmbH                                                 Austria
 Pine Lake Management Services Limited                        UK
 Pine Lake plc                                                UK
 Plantation Resorts Group, Inc.                               VA
 Pointe Partners Limited Partnership                          NV
 Poipu Resort Management Company                              HI
 Poipu Resort Partners, L.P.                                  HI
 Port Royal Resort, L.P.                                      SC
 Powhatan Associates, joint venture                           VA
 Premier Vacations, Inc.                                      FL
 Rainham Limited                                              Isle of Man
 Resort Connections, Inc.                                     NV
 Resort Management International, Inc. (CA)                   CA
 Resort Management International, Inc. (GA)                   GA
 Resort Management Services SL                                Canary Islands
 Resort Marketing International, Inc.                         CA
 Resort Services, Inc.                                        VA
 Resorts Development International, Inc.                      NV
 Ridge Lake, Inc.                                             NV
 Ridge Pointe Limited Partnership                             NV
 Ridgewood Development, Inc.                                  NV
 RKG, Corp.                                                   VA
 RMI Flamingo C.V.O.A.                                        N.A.
 RMI Royal Palm C.V.O.A.                                      N.A.
 Royal Dunes Beach Villas at Port Royal Resort Owners Assn.   SC
 Royal Tenerife Country Club                                  Tenerife
 RPM Management, Inc.                                         AZ
 S.V.L.H., Inc.                                               VA
 San Miguel Management Ltd                                    Isle of Man
 Signature Capital - West Maui L.L.C.                         DE
 Signature Grand Villas, Inc.                                 U.S.V.I.
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               Name                          Jurisdiction of Organization
               ----                          ----------------------------
 SJVC Title Limited                                           Scotland
 Sunra, Inc.                                                  FL
 SunSera Funding Corp.                                        NV
 Sunset Country Club Management Limited                       Isle of Man
 Sunset Sur SL                                                Tenerife
 Sunset View                                                  UK
 Sunterra Communications Corporation                          FL
 Sunterra Corporation                                         MD
 Sunterra Europe Group Holdings plc (f/k/a LSI
    Group Holdings plc)                                       UK
 Sunterra Europe Ltd (f/k/a LSI Promotions France)            France
 Sunterra Europe Ltd. (f/k/a LS Promotions Limited)           UK
 Sunterra Finance, L.L.C.                                     GA
 Sunterra Financial Services, Inc.                            NV
 Sunterra Golf Holding Company                                CA
 Sunterra Golf L.L.C.                                         DE
 Sunterra Interiors, LLC                                      NV
 Sunterra Italia                                              Italy
 Sunterra Japan Vacation Club                                 Japan
 Sunterra Mortgage, Inc.                                      GA
 Sunterra Pacific Realty, Inc. (f/k/a VI Realty, Inc.)        CO
 Sunterra Pacific, Inc. (f/k/a Vacation
    Internationale, Inc.)                                     WA
 Sunterra Promotions Ltd. (f/k/a LSI Promotions)              UK
 Sunterra St. Croix, Inc.                                     USVI
 Sunterra Title Ltd                                           UK
 Sunterra Travel Ltd (f/k/a Canaryroute Ltd)                  UK
 Sunterra Travel, Inc. (f/k/a Vacation Time Travel, Inc.)     WA
 Sunterra Voyages SARL (f/k/a LSI Voyages SARL)               France
 TerraSun Holding, Inc.                                       NV
 TerraSun, L.L.C.                                             NV
 The Marketing Advantage Europe Limited                       UK
 The Ridge Spa and Racquet Club, Inc.                         AZ
 The Vinings at Cypress Pointe                                FL
 Torres Mazatlan S.A. de C.V.                                 Mexico
 Torres Vallarta S.A. de C.V.                                 Mexico
 Trion Capital Corporation I                                  DE
 Vacaciones Compartidos Mazatlan y Vallarta, S.A. de C.V.     Mexico
 Vacacionistas Internacionales Mazatlan S.A. de C.V.          Mexico
 Vacacionistas Internacionales Vallarta S.A. de C.V.          Mexico
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               Name                          Jurisdiction of Organization
               ----                          ----------------------------
 Vacation Club Partnership Limited                            UK
 Vacation Owners Club SA                                      Spain
 Vacation Owners' Reinsurance, LLC                            Nevis
 Vacation Time Share Travel, Inc.                             Bahamas
 Vacation Travel Club, Inc.                                   AZ
 Villar Do Golf LDA                                           Portugal
 VTS Operating Fund                                           WA
 West Maui Resorts Partners, L.P.                             DE
 Williamsburg Vacations, Inc.                                 VA
 Woodford Bridge Country Club Limited                         UK
 Woodford Bridge Country Club Management Ltd                  UK
 Woodford Bridge Hotel Limited                                UK